As filed with the Securities and Exchange Commission October 24, 2012	Registration No. 333-162686

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BANK OF MARIN BANCORP
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

504 Redwood Boulevard, Suite 100
Novato, California 94947

(Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant's Principal Executive Offices)

Russell A. Colombo
President and Chief Executive Officer
Bank of Marin Bancorp
504 Redwood Blvd., Suite 100
Novato, CA 94947
(Name and address of agent for service)

(415) 763-4520
(Telephone number, including area code, of agent for service)

Copies of communications to:

John F. Stuart, Esq.
Kenneth E. Moore, Esq.
Stuart | Moore
641 Higuera Street
Suite 302
San Luis Obispo, CA 93401
(805) 545-8590

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
On October 27, 2009, Bank of Marin Bancorp (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-3, Registration No. 333-162686 (the “Registration Statement”), registering (a) shares of its common stock, (b) shares of its preferred stock, which may be issued in one or more series, (c) warrants to purchase common or preferred securities and (d) units which may include a combination of any of the offered securities, up to a maximum aggregate offering price of $75,000,000 (the “Offering Securities”). The Registration Statement was declared effective on November 3, 2009. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all shares of the Offering Securities unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Novato, State of California on October 24, 2012.

BANK OF MARIN BANCORP

By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 24, 2012.

Signature	Capacity

*	Chairman of the Board
JOEL SKLAR, M.D.

/s/ Russell A. Colombo	Director, President and Chief Executive Officer
RUSSELL A. COLOMBO

Director
THOMAS M. FOSTER

*	Director
ROBERT HELLER

*	Director
NORMA J. HOWARD

*	Director
STUART D. LUM

*	Director
JOSEPH D. MARTINO

*	Director
WILLIAM MCDEVITT, JR.

Director
MICHAELA RODENO

*	Director
BRIAN M. SOBEL

*	Director
J. DIETRICH STROEH

*	Director
JAN I. YANEHIRO

* By Russell A. Colombo, as Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of document

24.1	Powers of Attorney*

*Previously Filed